Exhibit 99.1

Littlefield Corporation
August 13, 2002
Exhibit 99.1 to 2nd Quarter 2002 10-QSB

Each of the undersigned hereby certifies that this Quarterly Report on Form 10-Q complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

August 13, 2002

/s/ JEFFREY L MINCH
Jeffrey L. Minch
President and Chief Executive Officer

August 13, 2002

/s/ KATHRYN L SCANLON
Kathryn L. Scanlon
Secretary and Treasurer
(Principal financial and accounting officer)